UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 20, 2009

CASPIAN SERVICES, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-33215	87-0617371
(State or other jurisdiction of incorporation)	Commission File Number)	(IRS Employer Identification Number)

257 East 200 South, Suite 490, Salt Lake City, Utah
(Address of principal executive offices)

84111
(Zip code)

(801) 746-3700
(Registrant’s telephone number, including area code)

N/A
(Former name of former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 20, 2009 the board of directors of the Company appointed Alexey Kotov to fill the existing vacancy on the Company’s board of directors.

Following is a brief description of the background and business experience of Mr. Kotov.

Mr. Kotov has been with the Company since January 2003. From January 2003 to September 2007, Mr. Kotov served as in-house legal counsel to Caspian Services Group Limited. As such, Mr. Kotov performed general corporate and operational legal assignments in the Republic of Kazakhstan. Mr. Kotov was also responsible for supervising the work of a staff of legal personnel assigned to various Company subsidiaries. Since October 2007 Mr. Kotov has served as General Counsel for Kazakhstan, Corporate Secretary and Treasurer of Caspian Services Inc., while based in the Company’s U.S. office in Salt Lake City, Utah. Mr. Kotov graduated from Kazak State Law University in July 1998 and qualified as an Attorney the same year. He earned a Masters of Business Administration from Loyola University of Chicago, Graduate School of Business in March 2001 and an LL.M, Master of Law degree from The George Washington University Law School in May 2002. Mr. Kotov also earned a Post Graduate Diploma in Maritime Law from London Metropolitan University, Lloyds Marine Academy in February 2007. Mr. Kotov is not a nominee or director of any other SEC registrant. Mr. Kotov is 31 years old.

There are no family relationships between Mr. Kotov and any of the other directors or executive officers of the Company.

Other than compensation resulting solely from his employment with the Company, the Company has not engaged in any transaction in excess of $120,000 since the beginning of its last fiscal year with Mr. Kotov, nor is it currently considering any proposal to do so.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CASPIAN SERVICES, INC.

Date: July 24, 2009	By:	/s/ Kerry Doyle
Kerry Doyle Chief Executive Officer

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